UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): September 20, 2019

MIMECAST LIMITED

(Exact name of registrant as specified in its charter)

Bailiwick of Jersey	001-37637	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

CityPoint, One Ropemaker Street, Moorgate

London EC2Y 9AW

United Kingdom, EC2Y9AW

(Address of principal executive offices) (Zip code)

(781) 996-5340 Registrant’s telephone number, including area code

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

(Title of each class)	(Trading Symbol)	(Name of each exchange on which registered)
Ordinary Shares, nominal value $0.012 per share	MIME	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 24, 2019, Mimecast Limited (the “Company”) announced that Edward Jennings, its Chief Operating Officer, has indicated his intention to resign from the Company effective December 31, 2019. In order to provide for the orderly transition of Mr. Jennings’ responsibilities, Mimecast North America, Inc. (“MNA”), the Company’s wholly-owned subsidiary, and Mr. Jennings entered into a Transition Agreement dated September 20, 2019 (the “Transition Agreement”), pursuant to which Mr. Jennings has agreed to remain with the Company on a full-time basis for a transition period, which will last until December 31, 2019 or the earlier termination of Mr. Jennings’ employment under the terms of the Transition Agreement (the “Transition Period”).

Under the Transition Agreement and subject to the terms and conditions set forth therein, in exchange for Mr. Jennings’ continued service during the Transition Period, MNA and Mr. Jennings agreed to, among other things, the following:

•	Mr. Jennings will continue to receive his base salary, be eligible to earn quarterly cash incentive bonuses for the quarters ended September 30, 2019 and December 31, 2019 and will continue to be eligible to participate in MNA’s employee benefit plans until the end of the Transition Period;

•	Mr. Jennings will have until 90 days immediately following the end of the Transition Period to exercise vested Company share options under the share option grant that was issued to Mr. Jennings on August 1, 2015 under the Mimecast UK 2010 EMI Share Option Scheme (For United States Employees) or, if earlier, through the scheduled expiration date of the share options, provided that Mr. Jennings (i) works cooperatively and productively with MNA and the Company during the Transition Period, (ii) remains continuously employed until December 31, 2019 (or his employment is terminated by MNA and the Company prior to that date other than for “cause” (as defined in the Transition Agreement)), and (iii) enters into and does not revoke a general release of claims in favor of MNA and the Company;

•	If Mr. Jennings timely elects to continue medical and/or dental insurance coverage following the Transition Period in accordance with the provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, the Company has agreed to continue to pay the employer portion of Mr. Jennings’ health and dental insurance premiums as if he were an employee for six months following the Transition Period, provided that such benefit shall terminate if Mr. Jennings becomes eligible for medical and/or dental coverage through a new employer;

•	Mr. Jennings has acknowledged that he has no right to any severance payment under the terms of that certain Offer Letter between him and MNA dated July 9, 2015 (the “Offer Letter”); and

•	Except as modified by the Transition Agreement, the Offer Letter shall remain in effect in accordance with its terms.

The Offer Letter was filed as Exhibit 10.24 with the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2018.

The foregoing description of the Transition Agreement is summary in nature and is qualified in its entirety by the text of the Transition Agreement, which is attached hereto as Exhibit 10.1, and which is incorporated herein by reference.

Pursuant to General Instruction B.2. to Form 8-K, the information set forth in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01	Other Events.

The Company also announced that Dino DiMarino has been named the Company’s Chief Revenue Officer, effective October 1, 2019. Mr. DiMarino will report directly to Peter Bauer, the Company’s Chief Executive Officer, and will be an “officer” of the Company within the meaning of Rule 16a-1(f) under the Exchange Act, and an “executive officer” of the Company within the meaning of Rule 3b-7 under the Exchange Act.

Mr. DiMarino joined the Company in August 2016 as Senior Vice President responsible for all field sales, inside sales and the channel organization for MNA. Previously, from July 2015 until July 2016, he served as Vice President of Sales for the Americas for RSA, the Security Division of EMC (“RSA”). Prior to that, Mr. DiMarino served in several sales leadership roles with RSA including Area Vice President of U.S., East and Canada (January 2015 - July 2015), Area Vice President of U.S. Commercial (February 2013 - December 2014), and Country Manager, Canada (April 2009 - January 2013). He also held sales leadership roles with EMC, Dell Canada and Xerox Canada. Mr. DiMarino holds a Bachelor’s Degree in Business from Wilfrid Laurier University in Waterloo, Canada.

See also Exhibit 99.1 attached hereto.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description

10.1*	Transition Agreement between Edward Jennings and Mimecast North America, Inc. dated September 20, 2019.

99.1**	Press Release of Mimecast Limited dated September 24, 2019, entitled “Mimecast Announces Departure of Ed Jennings and the Appointment of New Chief Revenue Officer, Dino DiMarino.”

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Filed herewith
**	Furnished herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIMECAST LIMITED

Dated: September 24, 2019	By:	/s/ Robert P. Nault
Robert P. Nault
Senior Vice President and
General Counsel